UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On July 15, 2014, Demand Media, Inc. (the “Company”) issued a press release announcing that the U.S. Securities and Exchange Commission has declared the Registration Statement on Form 10 filed by Rightside Group, Ltd. (“Rightside”) effective, and that the Company’s Board of Directors (the “Board”) has approved the separation of Rightside from the Company via a tax-free dividend involving the distribution on August 1, 2014 of all outstanding shares of Rightside common stock to holders of record of the Company’s common stock as of close of business, New York City time, on July 25, 2014 (the “Distribution”).  The Board also determined to implement a reverse stock split of the Company’s common stock at a reverse stock split ratio of 1-for-5 immediately following the Distribution.  Rightside will own and operate the domain name services business of the Company following completion of the Distribution.

The full text of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

99.1                   Press Release dated July 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2014	DEMAND MEDIA, INC.

	By:	/s/ Mel Tang
Mel Tang
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 15, 2014